Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

SOFTWARE ACQUISITION GROUP INC. III

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Class A common stock,par value $0.0001 per share (1)(2)	457(f)(2)	54,600,000	$0.00033(3)	$18,018.00	0.0000927	$1.67

Carry Forward Securities

	Total Offering Amounts				$542,473,000			$1.67

	Total Fees Previously Paid							$ 0

	Total Fee Offsets							$ 0

	Net Fee Due							$1.67

(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

The number of shares of Class A common stock of Software Acquisition Group Inc. III, par value $0.0001 per share (the “Class A common stock”), being registered includes up to 54,600,000 shares of Class A common stock estimated to be issued to Nogin’s equity holders in connection with the business combination described herein.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Nogin, Inc. (“Nogin”) is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Nogin securities expected to be exchanged in the Merger.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.